Exhibit 10.6

Final

Time Restricted Stock Unit Award Notice (Employee)

BKV CORPORATION

TIME RESTRICTED STOCK UNIT AWARD NOTICE

2024 EQUITY AND INCENTIVE COMPENSATION PLAN

BKV Corporation, a Delaware corporation (the “Company”), pursuant to its 2024 Equity and Incentive Compensation Plan, as amended from time to time (the “Plan”), hereby grants to the Participant the number of Restricted Stock Units (as defined in the Plan) subject to service-based vesting requirements as set forth below (the “Time Restricted Stock Units” or “TRSUs”). The Time Restricted Stock Units are subject to all of the terms and conditions as set forth in this Time Restricted Stock Unit Award Notice (this “Award Notice”) and in the Time Restricted Stock Unit Award Agreement (the “Agreement”) and the Plan, both of which are attached hereto and incorporated herein in their entirety.

Participant:	[_______]

Date of Grant:	[_______]

Number of Time Restricted Stock Units:	[_______]

TRSU Vesting Schedule:	One-third of the TRSUs vest on each of the first three anniversaries of January 1, 2024

The undersigned Participant acknowledges that the Participant has received a copy of this Time Restricted Stock Unit Award Notice, the Time Restricted Stock Unit Award Agreement and the Plan. As an express condition to the grant of the Award hereunder, the Participant agrees to be bound by the terms of this Time Restricted Stock Unit Award Notice, the Time Restricted Stock Unit Award Agreement and the Plan. The undersigned Participant further acknowledges that as of the Date of Grant, this Time Restricted Stock Unit Award Notice, the Time Restricted Stock Unit Award Agreement, and the Plan set forth the entire understanding between the Participant and the Company regarding the Award and supersede all prior oral and written agreements on that subject with the exception of (i) Awards previously granted and delivered to the Participant by the Company, and (ii) any agreements referenced in this Time Restricted Stock Unit Award Notice. This Award Notice may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same agreement.

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Time Restricted Stock Unit Award Notice (Employee)

BKV CORPORATION:	PARTICIPANT:

By:

Name:	Date:

Title:	Address:

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Time Restricted Stock Unit Award Agreement (Employee)

TIME RESTRICTED STOCK UNIT AWARD AGREEMENT

UNDER THE

BKV CORPORATION 2024 EQUITY AND INCENTIVE COMPENSATION PLAN

Pursuant to the Time Restricted Stock Unit Award Notice attached hereto (the “Award Notice”), and subject to the terms of this Time Restricted Stock Unit Award Agreement (this “Agreement”) and the BKV Corporation 2024 Equity and Incentive Compensation Plan (the “Plan”), BKV Corporation, a Delaware corporation (the “Company”), and the Participant agree as follows. Capitalized terms not otherwise defined in this Agreement or in the Award Notice will have the same meanings as set forth in the Plan.

1.	Award of Time Restricted Stock Units. Subject to the terms and conditions set forth herein and in the Plan, the Company hereby grants to the Participant Time Restricted Stock Units, as set forth in the Award Notice, subject to adjustment as provided in the Plan, and each of which, if vested pursuant to this Agreement, will be settled in one (1) Common Share, at the time and subject to the terms, conditions and restrictions set forth in this Agreement and the Plan. Unless and until the Time Restricted Stock Units vest in accordance with this Agreement, Participant will have no right to receive any Common Shares or other payment in respect of the Time Restricted Stock Units. Prior to settlement of the Time Restricted Stock Units, the Time Restricted Stock Units and this Agreement represent an unsecured obligation of the Company, payable only from the general assets of the Company.

2.	Vesting.

a.	Time Restricted Stock Units. Except as otherwise provided in this Agreement or the Plan, the Time Restricted Stock Units will vest in the amounts and on the date(s) as indicated in the TRSU Vesting Schedule set forth in the Award Notice (each a “TRSU Vesting Date”), provided the Participant remains in the Service of the Company or a Subsidiary through the applicable TRSU Vesting Date. Except as otherwise provided in this Agreement or the Plan, or as otherwise determined by the Committee, any Time Restricted Stock Units that have not vested as of the date of the Participant’s termination of Service shall be forfeited and terminate.

b.	Death or Disability. Notwithstanding Section 2(a), if the Participant dies while employed by the Company or a Subsidiary or the Company terminates the Participant’s Service due to the Participant’s Disability, subject to the Participant’s (or the Participant’s legal representative’s, heir’s, legatee’s or distributee’s, as applicable) (i) timely execution of a general release of claims in a form satisfactory to the Company and (ii) if applicable, failure to revoke such execution or signature in accordance with the terms of such release, in each case, during the period to execute and revoke such release of claims (such period, the “Consideration Period”), the Time Restricted Stock Units shall vest.

c.	Termination without Cause. If the Participant’s Service with the Company or a Subsidiary is terminated by the Company other than for Cause (other than by reason of death or Disability) prior to the TRSU Vesting Date, the Time Restricted Stock Units shall be forfeited and terminate.

Time Restricted Stock Unit Award Agreement (Employee)

d.	Termination for Cause. For the avoidance of doubt, if the Participant’s employment is terminated for Cause, any Time Restricted Stock Units that have not vested as of the date of the Participant’s termination of Service by the Company for Cause shall be forfeited and terminate automatically. This Section 2(d) applies regardless of whether such termination for Cause occurs prior to or after any Change in Control.

e.	Forfeiture Events. If, prior to a Change in Control, the Participant is determined by the Committee, acting in its sole discretion, to have taken any action that would constitute Cause or an Adverse Action, irrespective of whether such action or the Committee’s determination occurs before or after termination of the Participant’s Service and irrespective of whether or not the Participant was terminated for Cause, (i) all rights of the Participant under this Agreement and the Plan will terminate and be forfeited without notice of any kind; and (ii) the Committee, in its sole discretion, may require the Participant to surrender and return to the Company all or any Common Shares received in connection with the vesting of the Time Restricted Stock Units, or to disgorge all or any profits or any other economic value (however defined by the Committee) made or realized by the Participant on the sale of such Common Shares, during the period beginning one year prior to the Participant’s termination of Service. This Section 2(e) applies only to any such determinations made prior to a Change in Control and shall not apply following a Change in Control.

3.	Settlement; Issuance of Common Stock.

a.	Timing and Manner of Settlement. As soon as practicable and, in any event, no later than 15 days, following the vesting of Time Restricted Stock Units, such vested Time Restricted Stock Units will be converted to Common Shares which the Company will issue and deliver to the Participant (either by delivering one or more certificates for such shares or by entering such shares in book entry form in the name of the Participant or depositing such shares for the Participant’s benefit with any broker with which the Participant has an account relationship or the Company has engaged to provide such services under the Plan) and record such shares on the records of the Company, except to the extent that Common Shares are withheld to pay tax withholding obligations pursuant to Section 3(b) of this Agreement. For Time Restricted Stock Units that vest pursuant to Section 2(b) or Section 2(c), if the Consideration Period spans two calendar years, then notwithstanding this Section 3(a), the Time Restricted Stock Units shall be settled in Common Shares in the second calendar year.

Time Restricted Stock Unit Award Agreement (Employee)

b.	Withholding Taxes. Whenever any Time Restricted Stock Units granted under the terms of this Agreement vest and Common Shares are issued in settlement thereof, the Participant is responsible to provide to the Company when due, the minimum amount necessary for the Company to satisfy all of the federal, state and local withholding (including FICA) tax requirements relating to such taxable event. The Board may, in its sole discretion and upon terms and conditions established by the Board, permit or require the Participant to satisfy these minimum withholding tax obligations in connection with the settlement of the vested Time Restricted Stock Units by a broker-assisted sale and/or the Company withholding Common Shares issuable upon settlement of the Time Restricted Stock Units and/or take other actions specified in the Plan. When either selling Common Shares in a broker-assisted sale or withholding Common Shares for taxes is effected under this Agreement and the Plan, the broker shall be directed to sell (in the case of a broker-assisted sale) or the Company may withhold (in the case of net-settlement), in each case, Common Shares with a fair market value equal to the minimum amount it reasonably determines is necessary to satisfy any tax withholding obligation in the Participant’s tax jurisdiction.

4.	Rights of Participant; Transferability.

a.	No Right to Continued Service or Future Awards. Nothing in the Plan or in this Agreement confers upon the Participant any right to continue in the Service of the Company or any Subsidiary or interferes with or limits in any way the right of the Company or any Subsidiary to terminate the Service of the Participant at any time, with or without notice and with or without Cause. The grant of Time Restricted Stock Units under this Agreement to the Participant is a voluntary, discretionary award being made on a one-time basis and it does not constitute a commitment to make any future awards.

b.	Rights as a Shareholder. The Participant shall have no rights as a Shareholder with respect to any Common Shares subject to the Time Restricted Stock Units prior to the date as of which the Participant is actually recorded as the holder of such Common Shares upon the share records of the Company pursuant to Section 3 above.

c.	Non-Transferability. Except as otherwise expressly permitted by the Plan, no Time Restricted Stock Units may be assigned or transferred, or subjected to any lien or encumbrance, during the lifetime of the Participant, either voluntarily or involuntarily, directly or indirectly, by operation of law or otherwise. Except to the extent expressly permitted by the Plan, any purported sale, pledge, lien, assignment, transfer, attachment or encumbrance of such Restricted Stock Units shall be null, void and unenforceable against the Company.

5.	Change in Control. Notwithstanding anything to the contrary in this Agreement, in the event of a Change in Control, if the Time Restricted Stock Units do not continue or are not assumed, substituted or replaced with an award with respect to cash or shares of the acquiror or surviving entity in such Change in Control, in each case, with substantially equivalent terms and value as the Time Restricted Stock Units, any unvested Time Restricted Stock Units shall vest. In the event of a Change in Control in which the Time Restricted Stock Units continue or are assumed, substituted or replaced with an award with respect to cash or shares of the acquiror or surviving entity in such Change in Control, the Time Restricted Stock Units, as so continued, assumed, substituted or replaced, shall remain subject to the terms and conditions of this Agreement; provided, that, notwithstanding Section 2(a), Section 2(b) or Section 2(c), if the Participant’s Service with the Company or a Subsidiary is terminated pursuant to a Qualifying Termination within the 24-month period beginning on the Change in Control and ending at the end of the second anniversary of the Change in Control, the Time Restricted Stock Units, as so continued, assumed, substituted or replaced, will vest.

Time Restricted Stock Unit Award Agreement (Employee)

6.	Securities Laws Restrictions. Notwithstanding any other provision of the Plan or this Agreement, the Company will not be required to issue any Common Shares pursuant to the vesting of the Time Restricted Stock Units if such issuance would constitute a violation of any applicable law or regulation or the requirements of any securities exchange or market system upon which the Common Shares may then be listed. In addition, Common Shares will not be issued hereunder unless (a) there is in effect with respect to such Common Shares a registration statement under the Securities Act of 1933, as amended (the “Securities Act”), or (b) in the opinion of legal counsel to the Company, the Common Shares are permitted to be issued in accordance with the terms of an applicable exemption from the registration requirements of the Securities Act. The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company’s legal counsel to be necessary for the lawful issuance and sale of any Common Shares hereunder will relieve the Company of any liability in respect of the failure to issue such Common Shares as to which such requisite authority has not been obtained. As a condition to the issuance of any Common Shares hereunder, the Company may require the Participant to satisfy any requirements that may be necessary or appropriate to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect to such compliance as may be requested by the Company.

7.	Certain Definitions.

a.	“Adverse Action” means any Participant, during or within one year after the termination of Service, (a) being employed or retained by or rendering services to any organization that, directly or indirectly, competes with or becomes competitive with the Company or any Subsidiary, or otherwise violating any non-compete or non-solicitation agreement with the Company or any Subsidiary as determined by the Committee, (b) violating any confidentiality agreement or agreement governing the ownership or assignment of intellectual property rights of the Company or any Subsidiary as determined by the Committee, or (c) engaging in any other conduct or act during the Participant’s Service that is determined by the Committee to be materially injurious, detrimental or prejudicial to any interest of the Company or any Subsidiary.

Time Restricted Stock Unit Award Agreement (Employee)

b.	“Cause” shall have the meaning ascribed thereto in any employment or other agreement or policy applicable to the Participant’s employment with the Company or any of its Subsidiaries as may be in effect, or if no such agreement or policy exists, shall mean (i) the Participant’s commission of a felony or any crime of moral turpitude, in each case, relating to the Company or any of its Subsidiaries or that is materially injurious to the Company or any of its Subsidiaries’ reputation; (ii) commission of an act of dishonesty, fraud, misrepresentation, embezzlement, breach of fiduciary duty or deliberate injury or attempted injury, in each case relating to the Company or any of its Subsidiaries; (iii) the Participant’s repeated failure to perform the Participant’s duties in accordance with the Participant’s job description, employment agreement or service contract with the Company or any of its Subsidiaries, or the Participant’s material or repeated insubordination; (iv) a material or repeated breach by the Participant of any material provision of this Agreement or any material provision of any other agreement between the Participant and the Company or any of its Subsidiaries; or (v) the Participant’s material or repeated failure to comply with or the Participant’s material breach of the established work rules or internal policies of the Company or any of its Subsidiaries. In each case, the Committee has the sole discretion to determine in its reasonable judgment whether Cause exists.

c.	“Disability” shall have the meaning ascribed thereto in any employment or other agreement or policy applicable to the Participant’s Service with the Company or any of its Subsidiaries as may be in effect, or if no such agreement or policy exists, shall mean the Participant’s inability due to physical or mental incapacity, to perform the essential functions of the Participant’s job, for one hundred eighty (180) days out of any three hundred sixty-five (365) day period or one hundred twenty consecutive days.

d.	“Good Reason” shall have the meaning ascribed thereto in any employment or other agreement or policy applicable to the Participants Service with the Company or any of its Subsidiaries as may be in effect, or if no such agreement or policy exists, shall mean (i) a reduction in the Participant’s base salary or target bonus; (ii) a material breach by the Company of any material provision of this Agreement; (iii) a material, adverse change in the Participant’s authority, duties or responsibilities (other than temporarily while the Participant is physically or mentally incapacitated); or (iv) a relocation of the Participant’s principal place of employment by more than 50 miles. Notwithstanding the foregoing, the Participant shall not be considered to have terminated the Participant’s Service for Good Reason unless, within sixty (60) days following the occurrence of an event described in clause (i), (ii), (iii) or (iv) above, the Participant gives the Company written notice of the existence of an such event, the Company does not remedy such event within sixty (60) days of receiving such notice and the Participant terminates the Participant’s Service within thirty (30) days of the end of the Company’s cure period.

e.	“Qualifying Termination” shall mean a termination by the Company other than for Cause (other than by reason of death or Disability) or a termination by the Participant for Good Reason.

Time Restricted Stock Unit Award Agreement (Employee)

f.	“Service” means a Participant’s employment with the Company or any Subsidiary, whether in the capacity of an employee, Director or consultant, agent, advisor or independent contractor who renders services to the Company or a Subsidiary (and which services are not in connection with the offer and sale of the Company’s securities in a capital raising transaction and do not directly or indirectly promote or maintain a market for the Company’s securities. A change in the capacity in which the Participant renders service to the Company or a Subsidiary as an employee, Director or consultant, agent, advisor or independent contractor, shall be treated as a termination of the Participant’s Service, unless the Committee otherwise determines in its sole discretion, except that continuous Service shall not be considered interrupted in the case of transfers between locations of the Company and its Subsidiaries. A Participant’s Service will be deemed to have terminated either upon an actual termination of Service or upon the Subsidiary for which the Participant performs Service ceasing to be a Subsidiary of the Company (unless the Participant continues to be employed by the Company or another Subsidiary).

8.	Miscellaneous.

a.	Relation to the Plan. This Agreement is subject to the terms of the Plan, the terms of which are incorporated by reference in this Agreement in their entirety. In the event of any inconsistency between the provisions of this Agreement and the Plan, the terms of the Plan will prevail.

b.	Section 409A. The Time Restricted Stock Units are intended to be exempt from the provisions of Section 409A of the Code or, if not so exempt, to comply with Section 409A of the Code and, wherever possible, this Agreement and the Plan shall be construed and administered to the fullest extent possible to reflect such intent. To the extent that any payment or benefit hereunder constitutes non-exempt “nonqualified deferred compensation” for purposes of Section 409A of the Code, and such payment or benefit would otherwise be payable or distributable hereunder by reason of the Participant’s termination of Service, all references to the Participant’s termination of Service shall be construed to mean a “separation from service” as defined in Section 409A of the Code (a “Section 409A Separation from Service”), and the Participant shall not be considered to have a termination of Service unless such termination constitutes a Section 409A Separation from Service. If, at the time of a Participant’s Section 409A Separation from Service, (i) the Participant will be a specified employee (within the meaning of Section 409A of the Code and using the identification methodology selected by the Company from time to time) and (ii) the Company makes a good faith determination that an amount payable hereunder constitutes deferred compensation (within the meaning of Section 409A of the Code) the payment of which is required to be delayed pursuant to the six-month delay rule set forth in Section 409A of the Code in order to avoid taxes or penalties under Section 409A of the Code, then the Company will not pay such amount on the otherwise scheduled payment date but will instead pay it, without interest, on the tenth business day of the seventh month after such separation from service. In any case, a Participant will be solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on a Participant or for a Participant’s account in connection with the Plan and this Agreement (including any taxes and penalties under Section 409A of the Code), and neither the Company nor any of its affiliates will have any obligation to indemnify or otherwise hold a Participant harmless from any or all of such taxes or penalties.

Time Restricted Stock Unit Award Agreement (Employee)

c.	Successors and Assigns. This Agreement will be binding upon and inure to the benefit of the successors and permitted assigns of the Company. Subject to the restrictions on transfer set forth herein and in the Plan, this Agreement will be binding upon the Participant and the Participant’s beneficiaries, executors and administrators.

d.	Governing Law and Venue. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to conflicts of laws provisions thereof. Any legal proceeding related to this Agreement will be brought in an appropriate Delaware court, and the parties to this Agreement consent to the exclusive jurisdiction of the court for this purpose.

e.	Entire Agreement. This Agreement, the Award Notice and the Plan set forth the entire agreement and understanding of the parties to this Agreement with respect to the award of the Time Restricted Stock Units and supersedes all prior agreements, arrangements, plans and understandings relating to the award of the Time Restricted Stock Units and administration of the Plan.

f.	Amendment and Waiver. The Committee may, in its sole discretion, amend this Agreement from time to time in any manner that is not inconsistent with the Plan; provided, however, that (a) no amendment shall materially impair the rights of the Participant under this Agreement without the Participant’s consent, and (b) the Participant’s consent shall not be required to an amendment that is deemed necessary by the Company to ensure compliance with Section 409A of the Code.

g.	Construction; Severability. If a court of competent jurisdiction determines that any provision of this Agreement is invalid or unenforceable, then the invalidity or unenforceability of such provision shall not affect the validity or enforceability of any other provision of this Agreement and all other provisions shall remain in full force and effect.

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